                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  WALLACE LOGO

                                                                November 1, 2000
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 29, 2000
                         ------------------------------

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Wallace Computer Services, Inc. scheduled to be held on Wednesday, November 29, 2000. The meeting will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 at 10:00 a.m., local time. Your Board of Directors and management look forward to greeting those stockholders able to be present.

     Enclosed with this letter is Wallace's notice of meeting and proxy statement and a proxy card. You should read these materials for a more complete description of the matters to be considered at the Annual Meeting. Then, take a moment to sign, date and mail your proxy card in the postage prepaid envelope provided.

     At the Annual Meeting, stockholders will consider and vote upon (i) the election of two directors to hold office for a three year term, (ii) a proposal to increase the number of shares available under the Employee Stock Purchase Plan, (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001, and (iv) any other business that may properly come before the Annual Meeting. Your Board of Directors unanimously recommends a vote "FOR" each of these proposals.

     We remain committed to acting in the best interests of you, our stockholders, and your Company. Please feel free to call us if you have any questions. Our phone number is (630) 588-5395.

Sincerely,


/s/ NEELE STEARNS                              /s/ MIKE DUFFIELD

NEELE STEARNS                                  MIKE DUFFIELD
Chairman                                       President and Acting CEO

                                   IMPORTANT

     Your vote is important. Please take a moment to sign, date and promptly mail your proxy card in the postage-prepaid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact our Investor Relations department at (630) 588-5395

                                  WALLACE LOGO

                         ------------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

TO THE STOCKHOLDERS OF
WALLACE COMPUTER SERVICES, INC.:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 on Wednesday, November 29, 2000, at 10:00 a.m., for the following purposes:

     1. To elect two directors to hold office for a three year term;

     2. To consider and vote upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan which would increase the aggregate number of shares of the Company's Common Stock that may be purchased under the Employee Stock Purchase Plan by 2,000,000;

     3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001; and

     4. To transact such other business as may properly come before such Annual Meeting.

     The Board of Directors has fixed the close of business on October 10, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting and at any adjournment or postponement thereof.

     It is important that your shares be voted at the 2000 Annual Meeting. Whether or not you expect to attend, you are urged to sign and date the accompanying proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

                                          By Order of the Board of Directors

                                          /s/ Steve Carson
                                          STEVE CARSON
                                          Secretary

Lisle, Illinois
November 1, 2000

                        WALLACE COMPUTER SERVICES, INC.
                                2275 CABOT DRIVE
                             LISLE, ILLINOIS 60532
                         ------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 29, 2000
                         ------------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on November 29, 2000, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors has fixed the close of business on October 10, 2000 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about November 1, 2000.

     At the Annual Meeting, stockholders will consider and vote upon (i) the election of two directors to hold office for a three year term, (ii) a proposal to increase the number of shares available under the Employee Stock Purchase Plan, (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2001, and (iv) any other business that may properly come before the Annual Meeting.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

     Your vote is important, regardless of how many shares you own. Please sign and date the accompanying proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the meeting.

                       VOTING PROCEDURES AND SOLICITATION

     On the Record Date, there were 40,404,095 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

     Whether or not you plan to attend the meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholder's specifications marked thereon. If no specifications are marked thereon, the proxies distributed by your Board will be voted "FOR" each of the proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Annual Meeting by filing with the Secretary of the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy).

     With respect to the election of directors, a stockholder may vote for one or both of the nominees or withhold authority with respect to either or both of the nominees. The Company's By-laws provide that directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

     With respect to the proposals to amend the Employee Stock Purchase Plan and to ratify the appointment of Arthur Andersen LLP, a stockholder may vote for or against the proposal or abstain from voting. Pursuant to the Company's By-laws and Delaware law, approval of these proposals require the affirmative vote of stockholders holding a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the subject matter. Consequently, an abstention or a broker non-vote on the proposal will have the effect of a negative vote.

     Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers. The Company has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $7,500, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting is being borne by the Company.

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

                                     ITEM 1
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes and is currently composed of eight directorships, with two directorships remaining vacant. Of the six directors, five are not, and have not been, officers or employees of the Company. The terms of two directors expire at this year's Annual Meeting, and the terms of two directors currently expire at the 2001 and 2002 Annual Meetings. At this year's Annual Meeting, two directors will be elected for a term expiring at the 2003 Annual Meeting. The appointment or nomination for election by the stockholders of two additional members to fill the two vacancies has been deferred until a permanent Chief Executive Officer has been appointed.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of your Board's two nominees named below. If, for any reason, either of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Both of your Board's nominees below have consented to serve as a director, and the Board of Directors has no reason to believe that either nominee will be unwilling or unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE "FOR" THE BOARD'S NOMINEES AS DIRECTORS OF THE COMPANY

     The Board has unanimously nominated John C. Pope and William J. Devers, Jr. for election as directors at the Annual Meeting to serve as directors until the 2003 Annual Meeting. Both of the Board's nominees for director have substantial experience serving as directors or executive officers. Both of the Board's nominees have demonstrated leadership abilities and outstanding achievements in the companies in which they have served as executives and directors. The Board's nominees have experience in a broad range of industries and bring to the Wallace Board substantial business experience and knowledge.

THE BOARD'S NOMINEES

     The following sets forth information on your Board's nominees for election as directors at the Annual Meeting:

       NAME AND AGE          PRINCIPAL OCCUPATION FOR PAST FIVE YEARS   DIRECTOR SINCE     COMMITTEE MEMBERSHIP
---------------------------  ----------------------------------------  ----------------  ------------------------
DIRECTORS NOMINEES FOR THIS ANNUAL MEETING
William J. Devers, Jr. (66)  Chairman of Devers Group, Inc., an        April 17, 2000    Compensation and
                             investment company focusing on high-tech                    Executive Search
                             start up companies, since 1983.
John C. Pope (51)            Chairman PFI Group, LLC, a financial      July 8, 1996      Audit (Chairman),
                             management firm, since 1999. From 1995                      Executive, Executive
                             to 1999 Chairman of MotivePower                             Search and Governance &
                             Industries, Inc., a manufacturer of                         Nominating
                             locomotives and locomotive
                             components.(1)
DIRECTORS WITH TERMS EXPIRING AT THE 2001 ANNUAL MEETING
Bettye Martin Musham (67)    Chairwoman, President and Chief           November 4, 1998  Audit and Governance &
                             Executive Officer of Gear Holdings,                         Nominating (Chairperson)
                             Inc., a design, licensing and marketing
                             company which develops and implements
                             brands through design and marketing
                             strategies, since 1977.(2)
Andrew J. McKenna, Jr. (43)  President and Chief Operating Officer of  November 4, 1998  Compensation and
                             Schwarz Paper Company, Inc., a provider                     Executive Search
                             of packaging products and distribution                      (Chairman)
                             services, since May 1996. Vice President
                             of Marketing with Schwarz from 1988 to
                             1996.
DIRECTORS WITH TERMS EXPIRING AT THE 2002 ANNUAL MEETING
Neele E. Stearns, Jr. (64)   Chairman of the Board of the Company      November 6, 1996  Audit and Executive
                             since January 18, 2000. Previously                          (Chairman)
                             President and Chief Executive Officer of
                             CC Industries, Inc., a holding company
                             with operations in envelope
                             manufacturing, home furnishings and
                             casual furniture, and real estate
                             development and management. Director of
                             Wallace from 1990 to 1995.(3)
Michael T. Riordan (50)      Chairman, President and CEO of Paragon    November 3, 1999  Compensation (Chairman)
                             Trade Brands, Inc., a manufacturer of                       and Governance &
                             private label diapers and training                          Nominating
                             pants, since May, 2000. Previously held
                             various management positions, including
                             President and COO of Fort James
                             Corporation, a manufacturer of paper and
                             paper products and Chairman, President
                             and CEO of Fort Howard Corporation.(4)

-------------------------
(1) Mr. Pope is also a director of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corp., Per Se Technologies, Inc. and Waste Management, Inc.

(2) Ms. Martin Musham is also a director of Brunswick Corporation and Footstar, Inc.

(3) Mr. Stearns is also a director of Maytag Corporation and Footstar, Inc.

(4) Mr. Riordan is also a director of The Dial Corporation and American Medical Security Group, Inc.

     It is the policy of the Company that no person may serve as a director past the month in which he or she reaches age 70. The Board of Directors may, in its discretion, allow a director to continue to serve after the month in which he or she reaches age 70 until the next Annual Meeting.

     The Company's By-laws permit nominations for election of directors to be made by the Board of Directors, by a nominating committee of the Board of Directors or by any stockholder having the right to vote generally in the election of directors. However, the Company's By-laws provide that, in the case of any nomination by a stockholder at an annual meeting, written notice (satisfying certain requirements specified in the Company's By-laws) of the stockholder's intention to make the nomination must be given to the Secretary of the Company not later than 90 days prior to the annual meeting. The chairman of an annual meeting may refuse to acknowledge the nomination of any person that is not made in compliance with the procedures set forth in the Company's By-laws.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     During fiscal year 2000, the Board of Directors met twelve times, the Audit Committee met three times, the Compensation Committee met seven times and the Governance and Nominating Committee met three times. The Executive Committee did not meet during fiscal year 2000. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and its Committees on which such director served during fiscal year 2000.

     The Audit Committee, consisting of three directors, is responsible for recommending to the Board of Directors the appointment of independent public accountants (subject to ratification by the stockholders); reviewing the fees charged by the Company's independent public accountants; reviewing the Company's annual financial statements prior to submission to the Board of Directors; reviewing the scope and results of the Company's annual audits; and certain other matters concerning the Company's accounting and financial affairs as specified in the Company's By-laws and the Audit Committee Charter.

     The Compensation Committee, consisting of three non-employee directors, is responsible for reviewing and recommending to the Board of Directors the salaries of officers and key managers of the Company; reviewing and recommending incentive bonus, stock option, stock incentive, retirement, and welfare plans and programs for officers and key managers of the Company; and certain other matters concerning the performance and compensation of the Company's management employees as specified in the Company's By-laws and the Compensation Committee Charter. The Compensation Committee also serves as the committee of the Company's Board of Directors that administers the Company's 1997 Stock Incentive Plan.

     The Governance and Nominating Committee, consisting of three non-employee directors, is responsible for recommending to the Board of Directors nominees for election at the annual meetings or to fill vacancies on the Board; succession planning with respect to executive management; and certain other matters concerning the governance of the Company as set forth in the Governance and Nominating Committee Charter.

     The Executive Search Committee is a committee formed for the purpose of identifying, interviewing and, subject to the approval of the full Board, hiring a permanent Chief Executive Officer of the Company. The Executive Search Committee is not a standing committee.

     The Executive Committee is authorized, subject to certain limitations imposed by law and in the Company's By-laws, to exercise the powers and authority of, and act in lieu of, the Board of Directors in the management and direction of the Company's business affairs.

COMPENSATION OF DIRECTORS

     Each director receives an annual director's fee of $25,000, 40% of which is payable in Company Common Stock. Each director also receives a fee of $1,000 plus expenses for each meeting of the Board of Directors and its Committees that the director attends. The chairperson of a Board Committee receives an additional $2,000 per year.

     The Company established the Directors Retainer Fee Plan whereby the Company's directors are eligible to receive their annual director's fee, chairperson fees, and meeting fees in Company Common Stock in lieu of cash. The Company will use the fees otherwise payable to the director to purchase treasury shares. Treasury shares will be purchased from the Company at the closing market price of the stock on the date that annual fees or quarterly retainer installments would otherwise be payable. At the election of the director, the purchased shares will either be distributed annually or deferred until after retirement.

     The Company established a Deferred Compensation/Capital Accumulation Plan for Directors for each of calendar years 1993 through 2000 in which all incumbent directors were eligible to participate. Each participating director was allowed to elect to defer up to 100% of his or her annual director's fee, chairperson fee and meeting fees not otherwise deferred. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually, at 12% per annum. A participating director is entitled to receive payment of the undistributed amount of such director's deferral account in either fifteen annual installments beginning at age 65 or, if a participating director so elects, in ten annual installments beginning at age 70. If a participating director has not previously begun to receive installment payments from the director's deferral account, the director will receive an interim distribution from the deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that the director deferred.

     The Company maintains the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (the "Retirement Plan") pursuant to which outside directors are eligible to receive benefits when they complete five years of service as outside directors. The annual retirement benefit payable to each participating director is equal to the annual director's fee in effect on his or her retirement date. Retirement benefits commence upon the retirement of a participating director, continue for the lesser of ten years or the number of years of service as an outside director, and cease upon the death of the participating director. Because the actual retirement benefits to be received by each participating director will be based upon the annual director's fee in effect on his or her retirement date and the period of time during which the director served as an outside director, the amount of the retirement benefits to be paid to participating outside directors cannot be calculated prior to retirement. As of the end of fiscal year 2000, the Company has accrued an estimated amount of retirement benefits under the Retirement Plan.

     Pursuant to the 1997 Stock Incentive Plan (the "1997 Plan"), at the Annual Meeting or, if later, on the date on which a person is first elected or begins to serve as a non-employee Director, and on the date of each annual meeting of stockholders thereafter, each non-employee Director will be granted an option to purchase 2,000 shares of Common Stock (which number will be prorated if such non-employee Director is first elected or begins to serve as a non-employee Director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. Each option granted to a non-employee Director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant, provided that such option shall become fully exercisable in the event of a Material Change (as such term is defined in the 1997 Plan).

     On January 18, 2000, Mr. Neele Stearns was appointed to the position of Chairman of the Board. Since that time, Mr. Stearns has been requested to devote his full-time attention to the affairs of the Company. It is anticipated that he will continue to serve in this capacity until a permanent Chief Executive Officer is named. Mr. Stearns is being compensated $50,000 per month. Pursuant to an arrangement approved by the Compensation Committee of the Board of Directors, Mr. Stearns has elected to receive 40% of his monthly compensation in stock options in lieu of cash.

                                     ITEM 2
          PROPOSAL TO ADOPT AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's Employee Stock Purchase Plan and is proposing the Amendment for stockholder approval at the annual meeting. The Amendment would increase the aggregate number of shares of the Company's Common Stock that may be purchased pursuant to the Employee Stock Purchase Plan from 6,600,000 shares to 8,600,000 shares (subject to adjustment for stock dividends, recapitalizations, mergers, consolidations, reorganizations, split-ups, combinations, exchanges and the like). If approved by the stockholders, the amendment would become effective as of January 1, 2001, subject to the condition that the Amendment not adversely affect the applicability of rulings previously issued by the United States Department of the Treasury with respect to the tax exempt status of the Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least thirty-one days of service and are employees as of the date of the commencement of an offering period (as of July 31, 2000, 7,628 employees were eligible to participate in the Employee Stock Purchase
Plan). Under the Employee Stock Purchase Plan, employees electing to participate may purchase shares of Common Stock at a price equal to the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's compensation or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period). Through July 31, 2000, an aggregate of 5,925,072 shares of Common Stock had been issued pursuant to the Employee Stock Purchase Plan in fifty-one semi-annual offering periods.

     Federal Income Tax Consequences. The Company's Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under current law, neither the granting of a right to purchase nor the exercise of such right should have any federal income tax consequences to the Company or any participant in the Employee Stock Purchase Plan. If shares purchased under the Employee Stock Purchase Plan are sold after two years have elapsed from the commencement of the six-month offering period in which such shares were purchased and the selling price exceeds the exercise price, then, under current federal tax law, any amount of the selling price in excess of market value on the first day of the offering period is treated as a long-term capital gain and the balance of the selling price in excess of the exercise price is treated as ordinary income; if the selling price does not exceed the exercise price, then the entire difference between the selling price and the exercise price is treated as a long-term capital loss. If a participant sells shares purchased under the Employee Stock Purchase Plan within a period of two years from the commencement of the six-month offering period in which such shares were purchased, then, under current federal tax law, the participant will have ordinary income equal to the difference between the exercise price and the market value on the last day of the offering period and the Company will be entitled to a deduction to the extent of any ordinary income required to be reported by the participant; any difference between the selling price and market value as of the last day of the offering period is treated as long-term or short-term capital gain or loss, as the case may be, depending upon the period of time the shares were held prior to sale.

     Termination and Amendment. The Company's Employee Stock Purchase Plan may be terminated, suspended or amended at any time by the Board of Directors. However, no amendment that would increase the number of shares of stock available for issuance under the Employee Stock Purchase Plan may be made without the approval of the stockholders.

     Benefits Table. The benefits that might be received by employees as a result of the Amendment cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of the Company's Common Stock in future offering periods. The following table, however, discloses the benefits received by employees during fiscal year 2000 from the Employee Stock Purchase Plan.

                     NAME AND POSITION                          DOLLAR VALUE(1)    NUMBER OF UNITS(2)
------------------------------------------------------------    ---------------    ------------------
Thomas G. Brooker, Vice President-Corporate Sales                 $    1,675                672
Wayne E. Richter, Senior Vice President-Forms & Labels
  Segment                                                              1,421                570
Executive Officers as a group                                         14,399              6,598
Non-Executive Officer Director Group                                       0                  0(3)
Non-Executive Officer Employee Group                               1,736,544            862,538

------------------------------
(1) Dollar Value of Benefits is calculated as the aggregate difference between the closing price at the date of exercise and the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period for the two offering periods during fiscal year 2000.

(2) This column shows the number of shares of Common Stock purchased by the individuals and groups indicated pursuant to the Employee Stock Purchase Plan during fiscal year 2000.

(3) Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.

     The Board of Directors believes that the Company's Employee Stock Purchase Plan provides an important community of interest between the Company's employees and that of its stockholders. The Board of Directors believes that the continuation of the Employee Stock Purchase Plan is in the best interest of the Company and its stockholders. Accordingly, the Board of Directors recommends that the stockholders vote in favor of the amendment to the Employee Stock Purchase Plan being presented for approval.

     The closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Transactions for October 10, 2000 was $14.44 per share.

                                     ITEM 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for fiscal year 2001.

     Arthur Andersen LLP has served as the Company's independent public accountants since fiscal year 1960. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and such representatives will be available to respond to appropriate questions from the stockholders.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation and certain other components of compensation for fiscal years 2000, 1999, and 1998 for the former Chief Executive Officer, the Acting Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended July 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                              ANNUAL COMPENSATION          COMPENSATION AWARDS
                                             ---------------------    -----------------------------
                                                                        AWARDS          PAYOUTS
                                                                      ----------    ---------------
                                                                      SECURITIES
                                   FISCAL                             UNDERLYING                          ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR     SALARY(1)    BONUS(1)    OPTIONS(2)    LTIP PAYOUTS(3)    COMPENSATION(4)
-------------------------------    ------    ---------    --------    ----------    ---------------    ---------------
Neele E. Stearns, Jr.*              2000     $195,000     $      0      87,204(5)      $      0          $   29,552(6)
  Chairman                          1999
                                    1998
Michael O. Duffield                 2000      370,000      112,500      55,000                0              64,139
  President, Acting Chief           1999      342,500      155,250      75,000          167,000              60,621
  Executive Officer and Chief       1998      276,441            0      25,000          176,000              62,422
  Operating Officer
Robert J. Cronin**                  2000      353,592            0           0                0           2,665,111(7)
  Former Chairman and Chief         1999      566,667      258,750      45,000          222,000             115,638(8)
  Executive Officer                 1998      513,942            0      56,250          234,000             104,359(8)
Thomas G. Brooker                   2000      248,108       43,750      25,000                0              36,868
  Vice President-Corporate          1999      234,705       75,375      10,000          185,000              32,713
    Sales                           1998      188,178       42,407      10,000          110,000              35,279
Wayne E. Richter                    2000      218,333       45,000      25,000                0              29,285
  Senior Vice President-            1999      182,500      130,625      25,000                0              24,627
  Forms & Labels Segment            1998      168,391       61,500      10,000                0              25,840
Craig A. Grant***                   2000      206,042       32,250      30,000                0                 431
  Vice President,                   1999            0            0           0                0                   0
  Human Resources                   1998            0            0           0                0                   0

------------------------------
  * Mr. Stearns became an employee Chairman of the Board of Directors on January 18, 2000.

 ** Mr. Cronin retired as an executive officer effective January 18, 2000.

*** Mr. Grant became an employee of the Company during fiscal year 2000.

(1) Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/ Capital Accumulation Plans established by the Company for the calendar years 2000, 1999 and 1998 is included in the relevant salary and bonus columns.

(2) Represents the number of shares of the Company's Common Stock for which options were granted to each executive officer for fiscal years 2000, 1999 and 1998 under the 1997 Stock Incentive Plan. Regular Stock options granted to each executive officer for fiscal year 2000 were approved and granted by the Compensation Committee on April 17, 2000. Mr. Duffield received an additional grant on March 8, 2000 as a result of being appointed Acting Chief Executive Officer.

(3) Indicates LTIP compensation paid on September 16, 1999 for awards made during fiscal year 1997 and September 16, 1998 for awards made during fiscal year 1996 pursuant to the Company's Long-Term Performance Plan. The Company's Long-Term Performance Plan was discontinued in fiscal year 1997. At the time that the Long-Term Performance Plan was discontinued, the awards for 1996 and 1997 were fixed at the then current level.

(4) All Other Compensation includes (a) Company contributions under the Company's Profit Sharing and Retirement Plan, (b) Company contributions under the Company's Supplemental Profit Sharing Plan and (c) above-market accrued interest on compensation deferred under the Company's Deferred

    Compensation/Capital Accumulation Plans to the extent that such accrued interest exceeds interest that would have accrued on such deferred compensation at market interest rates. The amounts of All Other Compensation for each of the three components above were as follows:

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET
FISCAL YEAR 2000   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST
----------------  ------------------   -------------------   ----------------
Mr. Stearns            $     0               $     0             $ 7,654
Mr. Duffield            15,140                21,528              27,471
Mr. Cronin               3,981                45,268              45,910
Mr. Brooker             13,408                14,311               9,149
Mr. Richter             13,408                 4,160              11,717
Mr. Grant                    0                     0                 431

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET
FISCAL YEAR 1999   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST
----------------  ------------------   -------------------   ----------------
Mr. Cronin             $ 9,727               $28,185             $39,142
Mr. Duffield            15,164                22,748              22,709
Mr. Brooker             13,353                11,481               7,879
Mr. Richter             13,353                 3,176               8,098
Mr. Grant                    0                     0                   0

                  PROFIT SHARING AND   SUPPLEMENTAL PROFIT     ABOVE-MARKET
FISCAL YEAR 1998   RETIREMENT PLAN        SHARING PLAN       ACCRUED INTEREST
----------------  ------------------   -------------------   ----------------
Mr. Cronin             $19,631               $29,337             $25,391
Mr. Duffield            19,631                29,326              13,465
Mr. Brooker             17,176                12,991               5,112
Mr. Richter             17,176                 3,188               5,476
Mr. Grant                    0                     0                   0

(5) Includes options to purchase an aggregate of 65,204 shares of Common Stock granted to Mr. Stearns pursuant to an arrangement whereby Mr. Stearns elected to receive 40% of his cash compensation in stock options in lieu of cash. Pursuant to SEC rules, the portion of his salary that Mr. Stearns elected to receive in stock based awards is not included in the salary column of this table. Also includes an option to purchase 20,000 shares of Common Stock granted to Mr. Stearns on March 8, 2000 as a result of his assumption of the position of Chairman of the Board and 2,000 shares of Common Stock granted to Mr. Stearns on November 3, 1999 while Mr. Stearns was a non-employee director.

(6) Includes $21,900 for Director's fees that Mr. Stearns received prior to becoming an employee of the Company.

(7) Includes Director retainer and meeting fees earned by Mr. Cronin of $17,500 during fiscal year 2000. Also, includes $2,302,452 paid during fiscal year 2000 pursuant to a severance agreement and $250,000 paid during fiscal year 2000 pursuant to consulting agreement with Mr. Cronin (see "Employment Contracts and Termination, Severance and Change of Control Arrangements--Separation Agreements with Robert J. Cronin and Michael T. Leatherman").

(8) Director and meeting fees earned by Mr. Cronin as a director of the Company were $38,584, and $30,000, for fiscal years 1999 and 1998, respectively, and are included in All Other Compensation.

OPTION GRANTS FOR FISCAL YEAR 2000

     The following table sets forth information with respect to options granted for fiscal year 2000 to purchase shares of Common Stock under the Company's 1997 Stock Incentive Plan to the five executive officers listed in the Summary Compensation Table.

                       OPTION GRANTS FOR LAST FISCAL YEAR

                                                PERCENT OF
                                 NUMBER OF     TOTAL OPTIONS
                                 SECURITIES     GRANTED TO
                                 UNDERLYING      EMPLOYEES      EXERCISE OR
                                  OPTIONS        IN FISCAL      BASE PRICE                              GRANT DATE
            NAME                 GRANTED(1)       YEAR(2)         ($/SH.)      EXPIRATION DATE(1)    PRESENT VALUE(3)
-----------------------------    ----------    -------------    -----------    ------------------    ----------------
Robert J. Cronin                    --            --               --                --                  --
Michael O. Duffield                35,000          5.07%           11.44            4/17/2010            105,166
Michael O. Duffield(4)             20,000          2.90%           11.19             3/8/2010             56,484
Thomas Brooker                     25,000          3.66%           11.44            4/17/2010             75,118
Wayne E. Richter                   25,000          3.66%           11.44            4/17/2010             75,118
Neele E. Stearns, Jr.(5)           64,310          9.32%           11.19             3/8/2010            176,863
Neele E. Stearns, Jr.(6)           20,894          3.03%            8.94            7/31/2010             40,907
Neele E. Stearns, Jr.(7)            2,000               (7)        21.44            11/3/2009             12,662
Craig A. Grant                     15,000          2.17%           11.44            4/17/2010             45,071
Craig A. Grant(8)                  15,000          2.17%          22.125             9/7/2009            104,512

------------------------------
(1) Options generally become exercisable as to 40% of the shares one year after the grant date and as to the remaining 60% of the shares two years after the grant date; however, the Committee has the authority to accelerate the exercisability of an option. Under the terms of the Company's 1997 Stock Incentive Plan, options can be either tax-favored incentive stock options or non-qualified stock options. Tax favored incentive stock options must have an option price not less than 100% of the market value on the date of grant. Non-qualified stock options may have an option price not less than 85% of market value on the date of grant; however, no options have been granted to date at an option price less than 100% of market value on the grant date.

(2) Based on options to purchase an aggregate of 690,204 shares granted to 186 employees for fiscal year 2000. Options were historically awarded for a fiscal year in September following the end of the fiscal year. This year's annual option grants were accelerated to April 17, 2000. In addition, the Company granted options in September of 2000 and those grants will be reported in the fiscal 2001 proxy statement.

(3) The Black-Scholes option pricing model has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a) an option term of 5.3 years, which represents the weighted average (by number of option shares) over the past ten years of the length of time between the grant date of options and the exercise date of such options for the listed executive officers; (b) an interest rate equal to the interest rate on U.S. Treasury Strips with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for Common Stock for the 5.3 years (64 months) prior to the grant date; and (d) a dividend rate of $.66 per share, which was the total amount of dividends paid with respect to a share of Common Stock during the relevant period.

(4) An option to purchase 20,000 shares was granted to Michael Duffield as a result of his assumption of the position of Acting Chief Executive Officer.

(5) Includes an option to purchase 20,000 shares granted by the Compensation Committee as a result of his assumption of the position of Chairman of the Board and an option to purchase 44,310 shares in lieu of a portion of his cash compensation otherwise payable from January 19 through July 18, 2000. The options to purchase 64,310 shares became fully vested on July 18, 2000. See "ELECTION OF DIRECTORS--Compensation of Directors".

(6) An option to purchase 20,894 shares was granted to Mr. Stearns in lieu of a portion of his cash compensation otherwise payable July 19 through October 18, 2000. The option became fully vested on October 18, 2000. See "ELECTION OF DIRECTORS--Compensation of Directors".

(7) Consists of an option to purchase 2,000 shares granted to non-employee directors on an annual basis. At the time of grant, Mr. Stearns was not an employee of the Company.

(8) Special grant made in conjunction with Mr. Grant joining the Company.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise in fiscal year 2000 of options to purchase shares of Common Stock granted under the Company's Stock Incentive Plans by the five executive officers named in the Summary Compensation Table. In addition, this table includes the fiscal year-end number and value of unexercised options held by each named executive officer.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               NUMBER OF                        OPTIONS AT 7/31/00               AT 7/31/00(2)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
           NAME               ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Neele E. Stearns, Jr.                0          $     0        71,310         21,894          $0             $0
Michael O. Duffield              2,000           15,260       129,616        158,000           0              0
Robert J. Cronin                 8,000           61,040       270,750              0           0              0
Wayne E. Richter                     0                0        33,825         65,375           0              0
Thomas G. Brooker                    0                0        32,625         50,375           0              0
Craig A. Grant                       0                0             0         30,000           0              0

------------------------------
(1) Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2) Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $8.9375 per share (which was the closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 2000) over the relevant exercise price(s).

LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 2000

     The following table sets forth information with respect to awards made for fiscal year 2000 under the Company's Performance Share Plan to the five executive officers named in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                             NUMBER OF       PERFORMANCE OR
                                           SHARES, UNITS      OTHER PERIOD         ESTIMATED FUTURE PAYOUTS
                                             OR OTHER       UNTIL MATURATION    ------------------------------
                 NAME                         RIGHTS           OR PAYOUT        THRESHOLD    TARGET    MAXIMUM
---------------------------------------    -------------    ----------------    ---------    ------    -------
Neele E. Stearns, Jr.                              0                                0             0         0
Robert J. Cronin                              12,081            10/01/02            0        12,081    24,162
Michael O. Duffield                            7,550            10/01/02            0         7,550    15,100
Thomas G. Brooker                              3,020            10/01/02            0         3,020     6,040
Wayne E. Richter                               3,624            10/01/02            0         3,624     7,248
Craig A. Grant                                 2,597            10/01/02            0         2,597     5,194

     At the 1997 Annual Meeting, the stockholders approved the Performance Share Plan, the purpose of which was to provide incentive compensation to certain key employees in a form that aligns the interest of those key employees with the stockholders. The 2000 Awards under the Performance Share Plan will be distributed no later than October 1, 2002, unless a Participant makes an election to defer payment in accordance with the terms of the Performance Share Plan. Depending on actual results for the three fiscal years 2000, 2001 and 2002, participants could earn awards ranging from zero percent to 200% of the targeted number of shares. Since awards are payable in shares of Common Stock, appreciation or depreciation of the market value of the Common Stock during a three-year performance period would affect the final award value. The Performance Share Plan is more fully described under COMPENSATION OF EXECUTIVE OFFICERS- Incentive Bonuses.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

     The Company and Mr. Duffield executed an employment agreement on September 8, 1998, (the "Agreement") which provides that Mr. Duffield would serve as the Company's President through September 8, 2000, with automatic annual extensions, which provide for a continuous two-year term after that date (subject to earlier termination in certain circumstances as described below).

     The Agreement provides for an annual base salary of at least $345,000, plus annual bonuses that may be awarded to Mr. Duffield under the Company's Annual Bonus Plan or otherwise. The Agreement calls for a target bonus of 60% of Mr. Duffield's annual base salary. In addition, Mr. Duffield is eligible to receive additional benefits under plans that are then in effect for the Company's senior executives.

     At the election of Mr. Duffield, his annual bonus for any fiscal year may be deferred and paid, with interest (based on the rate paid on 90-day bank certificates of deposit), in 120 equal monthly installments following the termination of his employment. In lieu of receiving interest on deferred sums, Mr. Duffield may elect to use deferred amounts to purchase shares of Common Stock which will be held in a grantor trust for the benefit of Mr. Duffield until distribution pursuant to a predetermined distribution schedule. Subject to certain limitations, during the term of the Agreement, Mr. Duffield and his dependents will receive all benefits, and may participate in other plans and programs, which executive employees of the Company are entitled to receive or in which they are entitled to participate. In addition, Mr. Duffield and his wife will be entitled to receive medical insurance benefits, and subject to certain limitations, reimbursement of all additional medical expenses they may incur during Mr. Duffield's lifetime. The Agreement also provides for Mr. Duffield to receive a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last sixty months of his full-time employment, reduced, but to not below 15% of his average monthly compensation, by the monthly amount payable under a single life annuity equal to the value of all other amounts payable under any retirement plan or program of the Company and his monthly Social Security benefits (in each case, other than amounts attributable to his contributions). Subject to certain limitations, during the term of the Agreement and for a period of two years after the later to occur of (i) the end of the term of the Agreement and (ii) the termination of Mr. Duffield's employment for any reason, Mr. Duffield has agreed not to, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected with the ownership, management, operation or control of, any entity that is directly engaged in any business or activity directly competitive with any business of the Company.

     Under the Agreement, in the event of Mr. Duffield's voluntary resignation or termination for cause, he will be entitled to receive compensation and benefits accrued to date, but shall forfeit any options or other awards not then vested. In the event of his death or disability, he will be entitled to compensation and benefits accrued to date and he will be fully vested in any options or other awards. If Mr. Duffield's employment is terminated by the Company without "cause", or if he resigns for "good reason" (as such terms are defined in the Agreement), in addition to compensation and benefits accrued to date and full vesting of any options and other awards, he will be entitled to receive a pro rata bonus for the year of termination based upon his then current target annual bonus amount, continuation for a period of two years of his then current annual base salary and target annual bonus amount (paid in substantially equal monthly installments) and participation in Company employee benefit plans.

     The Company has entered into a change of control severance agreement with Mr. Duffield providing for the payment of compensation and benefits in the event of termination of employment following a change of control. A Change of Control is generally defined as: (i) the acquisition by a person, other than the Company, of 35% or more in voting power of the Company's securities; (ii) the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, (iii) a business combination resulting in the then current beneficial owners of Common Stock owning less than 65% of the outstanding shares, (iv) approval of the stockholders of the sale or other disposition of substantially all of the assets of the Company, or (v) a complete liquidation of the Company.

     The change of control agreement will remain in effect for at least two years following the date of its execution. Thereafter, the agreement will be extended annually unless the company gives proper notice of its election not to extend but will remain in effect for two years following the Change of Control.

     In the event of a Change of Control, Mr. Duffield may elect to terminate his services if (i) the Company fails to continue to employ Mr. Duffield in the same capacity in which he was employed immediately prior to the Change of Control, (ii) the Company impedes or otherwise fails to permit Mr. Duffield to exercise fully and properly his duties and responsibilities, (iii) the Company fails to pay Mr. Duffield's base salary or award to him an annual bonus when due, (iv) the Company requires Mr. Duffield to be based more than 50 miles from his current office, or (v) the Company otherwise fails to comply with the terms of the change of control severance agreement. Mr. Duffield may also elect to terminate his services for any reason during the 30-day period following the sixth month after a Change of Control. In the event the Company terminates Mr. Duffield's employment or Mr. Duffield elects to terminate his services in such circumstances, Mr. Duffield will be entitled to a termination payment equal to the sum of all accrued amounts including a pro rata portion of the target bonus for the then current year and a Severance Amount equal to two times Mr. Duffield's then current annual salary and the then current target annual bonus, reduced by any amounts payable under the Company's Executive Severance Pay Plan. In the event that the termination payment or any other amounts payable to Mr. Duffield or certain of his beneficiaries is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax or assessment (collectively, "excise taxes"), the Company shall pay the amount necessary to reimburse Mr. Duffield or his beneficiaries, as the case may be, for (i) all Excise Taxes that may be imposed and (ii) any and all income, excise and other taxes that may be imposed on Mr. Duffield or his beneficiaries for the reimbursements described in clause (i) and this clause
(ii).

     The Company has adopted an Executive Severance Pay Plan, in which Mssrs. Richter, Brooker, and Grant are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Executive Severance Pay Plan provides for each participant to receive a severance benefit of either one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant's annual compensation if the participant's employment with the Company and its subsidiaries voluntarily (subject to certain conditions) or involuntarily terminates at any time during the two-year period after the occurrence of a Material Change (as defined in the Executive Severance Pay Plan) for any reason other than Cause (as defined in the Executive Severance Pay Plan). A "Material Change" as defined in the Executive Severance Pay Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the Executive Severance Pay Plan. Participants in the Company's Executive Severance Pay Plan may also be entitled to receive a severance benefit under the Company's Employee Severance Pay Plan, which provides a severance benefit to non-union employees of the Company and its subsidiaries based upon length of service in the event that a participant's employment is involuntarily terminated without Cause within a period of two years after the occurrence of a Material Change (as such terms are defined in the Employee Severance Pay Plan); however, any severance benefit provided under the Company's Employee Severance Pay Plan is reduced by any severance benefit under the Executive Severance

Pay Plan, and, in most cases, the severance benefit provided under the Executive Severance Pay Plan would exceed the severance benefit provided under the Company's Employee Severance Pay Plan.

     Upon any Material Change, (i) the Board of Directors of the Company may accelerate the vesting of all outstanding unvested options to purchase shares of Common Stock, (ii) earned benefits would vest early under the Company's Long-Term Performance Plan, Performance Share Plan and Annual Bonus Plan and
(iii) earnings would be preserved on benefits accrued under the Company's Deferred Compensation/Capital Accumulation Plans. The Company's Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed thirty-one days of service, has a provision that is intended to preserve and protect the plan assets for the benefit of participants in the event of a change of control or other similar material change with respect to the Company.

     In 1996, the Company established the Wallace Computer Services, Inc. Benefit Trust (the "Trust") to provide for the funding of certain plans and arrangements in the event of the occurrence of a "Material Change" (as defined in the Trust). Under the Trust, a "Material Change" includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Common Stock, the election of directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Trust. The following plans and arrangements of the Company are subject to the Trust: the Deferred Compensation/Capital Accumulation Plans, the Supplemental Profit Sharing Plan, the Supplemental Retirement Plan, the Performance Share Plan, the Deferred Executive Incentive Plan, the Long-Term Performance Plan, Mr. Duffield's employment and change of control severance agreements, individual pension arrangements for certain executive officers and directors and benefits payable to retired directors under the Retirement Plan for Outside Directors.

Separation Agreements with Robert J. Cronin and Michael T. Leatherman.

     Pursuant to the terms of the separation agreement between Robert J. Cronin and the Company (the "Cronin Separation Agreement"), effective January 18, 2000, Mr. Cronin retired from his positions of Chairman and Chief Executive Officer. Pursuant to the terms of the Cronin Separation Agreement, Mr. Cronin received payments totaling $2,302,452. In addition, the Company entered into a Consulting Agreement with Mr. Cronin, which included a covenant not to compete. During fiscal year 2000, payments under the Consulting Agreement were $250,000. The remaining obligation of $710,000 will be paid during fiscal year 2001. Prior to his retirement, Mr. Cronin was employed under an employment agreement substantially identical to the Agreement described above between the Company and Mr. Duffield. Mr. Cronin's agreement provided for a continuous three-year term at a base salary of at least $458,646.

     Pursuant to the terms of the separation agreement between Michael T. Leatherman and the Company (the "Leatherman Separation Agreement"), effective March 15, 2000, Mr. Leatherman resigned from his positions of Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Pursuant to the terms of the Leatherman Separation Agreement, Mr. Leatherman will receive payments totaling $452,759.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing and recommending to the Board of Directors the compensation of officers and key management personnel of the Company. The Committee, in consultation with the Chief Executive Officer, defines the Company's compensation philosophy and objectives and develops compensation plans to achieve those objectives. The Company's compensation philosophy and objectives as they relate to executives and those individuals in other key management positions that have a direct effect on profits, is (a) to target base salaries at the 50th percentile of a group of companies in the same industry and/or companies of similar size, (b) provide for annual incentives targeted at the 50th percentile and that are heavily weighted towards the Company's performance against set objectives and which provide for upside rewards for achieving results in excess of those objectives, and (c) provide long-term incentives in the form of stock based incentives, the value of which is targeted at the 50th percentile.

COMPENSATION OF EXECUTIVE OFFICERS

     Compensation of executive officers for fiscal year 2000 was structured to consist of the following elements:

     BASE SALARY--Base salary is intended to provide a sufficient level of compensation to attract and retain qualified management. Base salary ranges are determined and reviewed through comparative compensation surveys supplied by professional compensation consultants. The surveys compare the evaluated position to positions of equal responsibilities at companies of similar size and complexity. Base salary increases are determined based on the incumbent's performance compared to the overall requirements of the position and performance objectives established at the beginning of the fiscal year. The Company's salaries are targeted at median levels in the market. Salary increases for executive officers generally range from four to seven percent depending on the evaluation of the executive's performance and the executive's salary relative to the established salary range. The Committee believes that the Company's direct competitors for executive talent are not limited to the companies that would be included in a peer group. Thus, the survey comparison group is not the same as the peer group used in the performance graph under the heading "Performance Graph" below.

     INCENTIVE BONUSES--The Company's incentive bonus plans were developed to provide incentive compensation in a form that aligns the employee's financial reward to the financial results of the Company. The two incentive bonus plans are the Annual Bonus Plan and the Performance Share Plan.

          Annual Bonus Plan--The Annual Bonus Plan ("ABP") is a cash bonus plan pursuant to which the payout is determined based upon a matrix that measures the level of the expected financial performance and the percentage of completion an executive achieves on predefined individual performance objectives. Under the Annual Bonus Plan, executives were targeted to receive a bonus of 20% to 60% of base salary (Mr. Duffield's fiscal year 2000 target was 60%). The ABP is designed so that a payment will be made only if the expected financial performance level is reached. ABP awards will vary from zero, if minimum threshold financial goals are not met, to a maximum of 2.25 times the target award for specified above-goal performances. Target awards will range from 20% of base salary for lower level management positions to 60% of base salary for the Chief Executive Officer. ABP awards are paid in a lump sum by October 16 of the fiscal year following the fiscal year for which performance is measured ("Performance Year"). For each Performance Year, the Committee will establish one or more individual performance goals for each participant, including the Chief Executive Officer, the relative weight to be assigned to each such goal, a specific target objective or objectives with respect to each such performance goal, and objective formulae or methods for computing the Individual Performance Multiplier for each participant on the basis of the extent to which the individual performance goals are attained. Individual performance goals will be based upon such objectively determinable business criteria as the Committee deems appropriate, which may include (but not by way of limitation) the following criteria as to the Company as a whole or the particular business unit(s) to which the participant's major responsibilities relate: (a) productivity and efficiency; (b) cost control;
     (c) cash flow; (d) sales revenue; (e) earnings from operations; (f) market share; (g) assimilation of acquired business; (h) employee development and retention; (i) quality; and (j) customer satisfaction. Once established, individual performance goals for a particular Performance Year cannot be changed. As a result of the restructuring and other challenges during fiscal year 2000, the minimum threshold financial performance was not met.

          Performance Share Plan--At the commencement of each performance period, a target award is established for each participant. The actual number of Performance Shares to which a participant is entitled at the end of a performance period, if any, is determined based on a matrix established by the Committee based on levels of the Company's Invested Capital and Return on Capital and certain other conditions prescribed by the Performance Share Plan. Each performance period consists of three fiscal years of the Company, with a new three-year performance period beginning on the first day of each fiscal year of the Company during the term of the Performance Share Plan. For example, fiscal year 2000 was the first year of the three-year performance period consisting of fiscal years 2000, 2001 and 2002. Awards for each three-year performance period are paid no later than October 16 following the end of the third fiscal year of such performance period, unless a Participant makes an election to defer payment in accordance with the terms of the Performance Share Plan. The established objectives for Invested Capital and Return on Capital used to determine the number of Performance Shares payable to a participant under the Performance Share Plan are based on the Company's strategic plan, which is approved annually by the Board of Directors. Depending on actual results for the three fiscal years 2000, 2001 and 2002, participants could earn awards ranging from zero percent to 200% of the targeted number of Performance Shares. In no event will a participant's award for a performance period exceed 50,000 Performance Shares. Since awards are payable in shares of Common Stock, appreciation or depreciation of the market value of the Common Stock during a three-year performance period would affect the final award value. Participants will not be entitled to vote the Performance Shares until they are awarded. To the extent provided in the agreement relating to an award, a participant may receive, on a current or deferred basis, dividend equivalents and interest thereon with respect to the number of shares subject to such award. At the end of each performance period, the Performance Share Plan requires the Committee to certify that the performance targets for the performance period have been achieved and to calculate the number of Performance Shares earned by each participant for such period. Upon a change of control, all performance criteria will be deemed to have been achieved at the target level. This plan will not be offered during fiscal year 2001. See "COMPENSATION OF EXECUTIVE OFFICERS -- Fiscal Year 2001 Executive Compensation."

     DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN--The Deferred Compensation/Capital Accumulation Plan ("CAP") is intended to motivate executive officers and employees in certain key management positions to remain in the employment of the Company, thus providing the Company with a qualified and stable executive team to achieve its long term goals. The CAP allows participants to elect to defer up to 20% of their salary and cash bonus. A CAP has been in effect for each calendar year since 1988, with the exception of 1992. The deferred amount bears interest at a rate determined by the Committee and has ranged between 12% and 16% per annum. The Committee elected 12% for the 2000 Plan. If a participant remains in the continuous employment of the Company for a period of seven years after the year of deferral, an interim distribution equal to the amount deferred will be made from the participant's deferral account. A second interim distribution equal to the first interim distribution will be made to each participant who remains in the continuous employment of the Company for a period of eight years after the year of deferral. Most participants will also receive additional distributions beginning at age 65. A participant whose employment terminates prior to retirement receives a lump sum distribution equal to the amount deferred plus interest between 6% and 8%, less the amount of any interim distributions.

     STOCK COMPENSATION--Stock compensation is intended to provide a longer-term reward to executives for sound Company performance and to align the interests of the executives more closely with those of the stockholders by increasing management stock ownership.

          1997 Stock Incentive Plan: The Committee administers the 1997 Stock Incentive Plan pursuant to which options to purchase shares of Common Stock were granted to executive officers and other key members of management. Options under the 1997 Stock Incentive Plan generally become exercisable as to 40% of the shares one year after grant and the remaining 60% of the shares become exercisable two years after grant; however, the Committee has the authority to accelerate the exercisability of any option. Awards are based on the recommendation of the Chief Executive Officer subject to Committee approval. The award for the Chief Executive Officer, however, was at the sole discretion of the Committee. The Committee also considers comparative information, including the number of stock option grants made by similar companies.

          Stock Option Guidelines: The Committee has adopted stock option guidelines denominated in terms of a number of shares with a range around competitive practice of plus or minus 25%. The targeted annual awards under this program range from 6,000 options for selected vice presidents to 45,000 options for the Chief Executive Officer. The Committee can adjust the Chief Executive Officer's award within a range of 33,750 to 56,250 options. However, nothing within the plan or guidelines requires annual awards and the Committee may award no options to a plan participant should the Committee so determine. As described under "ELECTION OF DIRECTORS--Compensation of Directors," the 1997 Stock Incentive Plan also provides for directors to receive stock options annually.

          Employee Stock Purchase Plan: The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least thirty-one days of service and are employees of the Company as of the commencement of an offering period. Under the Employee Stock Purchase Plan, employees electing to participate may purchase shares of Common Stock at an exercise price equal to the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's compensation or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period).

     STOCK OWNERSHIP GUIDELINES--The Committee and the Board of Directors have established stock ownership guidelines for the executives of the Company. The guidelines recommend that executive officers own a minimum of one to three times their base salary in Common Stock or stock equivalents of the Company (Mr. Duffield is recommended to own a minimum of three times his base salary).

     FISCAL YEAR 2001 EXECUTIVE COMPENSATION. At the end of fiscal year 2000, the Compensation Committee retained a nationally recognized compensation consulting firm to assist the Committee in a review of the Company's executive compensation plans. In the process of the review, the Committee concluded that the current compensation plans were not adequately effectuating the Committee's compensation philosophy. Specifically, the Committee determined that the Performance Share Plan was not serving its intended purpose of providing a compelling long-term incentive opportunity to executive officers. The Committee ultimately decided to eliminate the Performance Share Plan prospectively and use stock options to provide an appropriate long-term incentive opportunity. As a result of the review, the Committee is implementing an executive compensation plan for fiscal 2001 which provides competitive compensation opportunity for planned performance, attractive incentives to exceed planned performance and more effective forms of incentives on critical financial and operating measures.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Duffield's compensation is governed by the terms described below and as set forth in his employment agreement with the Company (which is described above under the heading "Employment Contracts and Termination, Severance and Change of Control Arrangements").

     In addition to the benefits provided under the Agreement, Mr. Duffield is eligible for Incentive Bonuses, the Deferred Compensation/Capital Accumulation Plan, Stock Compensation and the Executive Compensation Plan, each discussed above in "Compensation of Executive Officers."

     The fiscal year 2000 compensation for Mr. Duffield, the Acting Chief Executive Officer, was established following the same philosophy and objectives as discussed in this report. As reported in the Summary Compensation Table, total fiscal year 2000 annual cash compensation of Mr. Duffield was $482,500 consisting of base salary and a cash bonus. In addition, Mr. Duffield was awarded 7,550 shares of Common Stock under the Performance Share Plan (the Company's Long-Term Incentive Plan) that is payable during October 2002 provided that the Company achieves certain financial objectives. Pursuant to the terms of the Performance Share Plan, such award can be doubled or decreased to zero based on predetermined Company performance criteria. Mr. Duffield also was granted options to purchase 55,000 shares of common stock under the 1997 Stock Incentive Plan. Mr. Duffield's base salary as of July 31, 2000 of $375,000 was determined based upon the Company's established salary range for the position of President and COO. Mr. Duffield's base salary may be adjusted retroactively to January 18, 2000 if he is ultimately chosen as the Company's Chief Executive Officer. If Mr. Duffield is not chosen, the Compensation Committee may consider a one-time cash payment in recognition of his services as interim Chief Executive Officer. Until the Board of Directors reaches a conclusion on the appointment of a Chief Executive Officer, Mr. Duffield will not be considered for an annual merit increase. For fiscal year 2000, Mr. Duffield was granted a discretionary annual bonus in the amount of $112,500. Although the threshold levels established for an award under the Annual Bonus Plan were not met, the Committee deemed it appropriate to recognize Mr. Duffield's contribution during a challenging fiscal year. The Committee believes Mr. Duffield's incentive bonus, at 50% of his targeted amount, brings his fiscal year 2000 compensation to a level that acknowledges his individual achievements and meets competitive standards for executives at Mr. Duffield's level of responsibility.

     Submitted by the Compensation Committee of the Board of Directors of the Company.

Michael T. Riordan, Chairman
William J. Devers, Jr.
Andrew J. McKenna, Jr.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock for the five year period from July 31, 1995 to July 31, 2000, with the cumulative total return for the same period of the Standard & Poor's ("S&P") 500 index, the S&P MIDCAP 400 index and a stock index composed of a group of six publicly traded companies, consisting of The Moore Corporation, The Standard Register Company, The Reynolds & Reynolds Company, Banta, Mail-Well, and Quebecor (the "Peer Group Index"). Big Flower Holdings became a private company and World Color Press was acquired by Quebecor during fiscal year 2000 and therefore are not included in the peer group. Reynolds and Reynolds sold its business forms division during the later part of fiscal year 2000 and therefore will not be included in future peer group calculations. Comparisons are based on the assumption that the value of an investment on July 31, 1995, in the Company's Common Stock, the S&P 500 stock index, the S&P MIDCAP 400 index and the Peer Group Index was $100 and that all dividends were reinvested.

                              ( Performance Graph)


                                            Cumulative Total Return
                                  ----------------------------------------------
                                   7/95    7/96    7/97    7/98    7/99    7/00
                                  ----------------------------------------------

WALLACE COMPUTER SERVICES, INC.   100.00  102.53  118.21   70.26   90.34   34.80
S&P 500                           100.00  116.57  177.35  211.55  254.29  277.12
S&P MIDCAP 400                    100.00  107.74  156.62  167.34  199.66  242.39
PEER GROUP                        100.00  109.53  131.31  115.69  118.73   84.22


INDEMNIFICATION ARRANGEMENTS AND LIMITATION ON LIABILITY

     Pursuant to the provisions of the Company's Restated Certificate of Incorporation, as amended, and the provisions of indemnification agreements between the Company and each of its directors and officers, the Company is obligated (subject to certain conditions) to hold harmless and indemnify its directors and officers, to the fullest extent permitted from time to time by applicable law, from and against expenses (including attorney's fees), judgments, fines, amounts paid in settlement, and other liabilities and claims that its directors and officers may incur or become subject to as a result of or in connection with serving or having served at any time as a director or officer of the Company (including liabilities relating to service as a trustee or otherwise in connection with employee benefit plans) and, in the case of officers, as an employee or agent of the Company or as a director, officer, employee or agent or in any other capacity at the request of the Company with any subsidiary or other entity. The Company's indemnification obligations under its Restated Certificate of Incorporation and under indemnification agreements with its directors and officers do not extend to liabilities or claims based upon or attributable to any breach of duty of loyalty to the Company or its stockholders, any acts or omissions that are not in good faith or that involve intentional misconduct or deliberate dishonesty, any improper personal profit or benefit, or any income taxes in respect of compensation. Directors and officers also have indemnification rights against the Company under Section 145 of the Delaware General Corporation Law, and the Company maintains director and officer liability insurance coverage for its directors and officers.

     Pursuant to the above indemnification agreements, subject to certain limitations, the Company must advance any and all defense costs (including attorney's fees) of investigating, defending or otherwise contesting any claim made against the director with respect to any alleged act or omission by him as a director of the Company, provided that the director gives the Company a written undertaking to repay all such advances if and to the extent it is ultimately determined that the director is not entitled to indemnification with respect to such claim.

     Under the provisions of the Company's Restated Certificate of Incorporation, no director of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the liability of a director for monetary damages is not eliminated or limited for any breach of duty of loyalty to the Company or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct, deliberate dishonesty, or a knowing violation of law, for any dividends or redemptions or repurchases of stock that are unlawful under the Delaware General Corporation Law, or for any act or omission that occurred prior to November 12, 1986.

                               VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of October 10, 2000, the only persons known to the Board of Directors (based on a review of public filings) to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Common Stock are the following:

NAME AND ADDRESS                                              SHARES BENEFICIALLY    PERCENT OF
OF BENEFICIAL OWNER                                                OWNED(1)            CLASS
-------------------                                           -------------------    ----------
Neuberger Berman, Inc.                                             2,948,720           7.04%
  605 Third Avenue
  New York, NY 10158
Snyder Capital Management, L.P.                                    2,840,900           6.80%
  350 California Street, Suite 1460
  San Francisco, CA 94104
David L. Babson & Co.                                              2,419,622           5.77%
  One Memorial Drive
  Cambridge, MA 02142

-------------------------
(1) Holdings as of December 31, 1999, as reported to the Securities and Exchange Commission pursuant to Rule 13(d).

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

     The following table lists the beneficial ownership of shares of the Company's Common Stock as well as all other Company stock-based holdings as of October 10, 2000 by each director, the Board's nominees, the executive officers listed in the Summary Compensation Table, and all directors, director nominees and executive officers as a group.

                                                              NUMBER OF SHARES
                                                     ----------------------------------
                  NAME OF OWNER                      BENEFICIALLY OWNED(1)    TOTAL(2)
                  -------------                      ---------------------    ---------
William J. Devers, Jr.                                       21,000              23,782
Andrew J. McKenna, Jr.                                        8,447               9,177
Bettye Martin Musham                                         13,168              14,993
John C. Pope                                                 18,809              22,579
Michael T. Riordan                                            3,000               3,000
Neele E. Stearns, Jr.                                       109,651             109,693
Michael O. Duffield                                         180,932             314,707
Thomas G. Brooker                                            89,943             133,402
Wayne E. Richter                                             65,162             117,629
Craig A. Grant                                               11,000              35,000
                                                            -------           ---------
All Directors, Director Nominees and Executive
  Officers as a group (15 persons)                          642,299           1,008,916
                                                            -------           ---------
Percent of the Outstanding Shares of Company
  Stock                                                         1.6%                2.5%
                                                            -------           ---------

------------------------------
(1) No individual Director, Director Nominee or Executive Officer beneficially owns more than 1% of the outstanding shares of Common Stock.

(2) The amounts shown include the shares of the Company's Common Stock beneficially owned combined with other stock-based holdings including stock appreciation rights, share units held in deferred compensation accounts and the Company's Profit Sharing Plan and options that will not become exercisable within a period of 60 days. As such, the amounts shown reflect the economic stake which each of the named individuals and the Directors, Director Nominees and Officers as a group have in the performance of the Company's Common Stock. With the exception of the stock options, the officers and directors have the right to either vote or direct the voting of the underlying shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers are required to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Company files Forms 3, 4 and 5 on behalf of the Directors and Executive Officers of the Company.

     Based solely upon a review of the Form 3, 4 and 5 filings received by the Company since the beginning of fiscal year 2000, the Company has identified a late filing of a transaction on a Form 4 by each of Joseph Fasolo and John Pope. Mr. Fasolo resigned from the Company during fiscal year 2000. The Company has not identified any other failure to file on a timely basis any Form 3, 4 or 5 during fiscal year 2000.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Stockholder proposals intended for inclusion in the proxy statement for the 2001 Annual Meeting must be received at the Company's corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532, not later than August 1, 2001. Stockholder proposals should be addressed to the attention of the Company's Secretary.

     In addition, the Company's By-laws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director (other than nominations submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination to be proper, the notice must contain certain information concerning the nomination or proposing stockholder and the nominee, and must be furnished to the Company not later than 90 days before the annual meeting. Copies of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.
                                          By Order of the Board of Directors

                                          /s/ NEELE STEARNS
                                          Neele E. Stearns, Jr.
                                          Chairman of the Board of Directors

Lisle, Illinois
November 1, 2000

                                   IMPORTANT

     If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's proxy card as soon as possible.

     If you have any questions or require any additional information or assistance, please contact our the Investor Relations Department at (630) 588-5395.

                                                                      4650-PS-00

[LOGO]

                                      PROXY

                         WALLACE COMPUTER SERVICES, INC.


  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2000.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints N.E. STEARNS, JR. and J.C. POPE, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the "Company") to be held on November 29, 2000, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE; "FOR" THE APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER; AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 2001; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD OF DIRECTORS IF ANY NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD), AND (2) TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 and 3.


1. Election of Directors
   Nominees:  JOHN C. POPE and WILLIAM J. DEVERS, JR.

           FOR BOTH NOMINEES        WITHHELD FROM BOTH NOMINEES
                 / /                        / /

   / /
      ---------------------------------------
      For both nominees except as noted above

                                               FOR        AGAINST       ABSTAIN
2. Approval of an amendment to the Employee     / /         / /            / /
Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder.


                                               FOR       AGAINST        ABSTAIN
3. Ratification of Appointment of Arthur      / /         / /             / /
Andersen LLP as Independent Public Accountants.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


Signature                             Date
          ---------------------------     --------------

Signature                             Date
          ---------------------------     --------------